Exhibit 99.1

K12 Inc. Reports Third Quarter Fiscal 2017 with Revenue of $222.5 Million

HERNDON, Va.--(BUSINESS WIRE)--April 27, 2017--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of proprietary curriculum and online school programs for students in pre-K through high school, today announced its results for the three months ended March 31, 2017.

Financial Highlights for the Three Months Ended March 31, 2017 (Third Quarter Fiscal 2017)

  Revenues of $222.5 million, compared to $221.3 million in the third quarter of FY 2016.
  Operating income of $12.8 million, compared to $19.1 million in the third quarter of FY 2016.
  Net income attributable to common stockholders of $9.1 million, compared to $14.3 million in the third quarter of FY 2016.
  Diluted net income attributable to common stockholders per share of $0.23, compared to $0.37 in the third quarter of FY 2016.

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we are also presenting adjusted operating income (loss) and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude non-cash stock-based compensation expense. Non-GAAP Financial Highlights for the three months ended March 31, 2017 (Third Quarter Fiscal Year 2017) are as follows. Historical information for these metrics can be found in Appendix A.

  Adjusted operating income of $18.0 million, compared to $23.4 million in the third quarter of FY 2016.
  Adjusted EBITDA of $38.0 million, compared to $40.9 million in the third quarter of FY 2016.

During the quarter ended March 31, 2017, the Company incurred the following charges, totaling $11.4 million.

  Charges to consolidate the corporate headquarters and exit some underutilized school facilities of $5.5 million.
  Severance costs associated with the consolidation of personnel from the LTS and Middlebury Interactive transactions, and a modest workforce reduction enacted primarily at K12 headquarters, collectively $2.3 million.
  Additional reserves for receivables largely associated with schools that have closed, or are scheduled to close, of $3.6 million.

Excluding the impact of the aforementioned charges, for the three months ended March 31, 2017 (see Appendix B).

  Operating income would have been $24.2 million.
  Net income attributable to common stockholders would have been $16.5 million.
  Diluted net income attributable to common stockholders per share would have been $0.42.
  Adjusted operating income would have been $28.7 million.
  Adjusted EBITDA would have been $47.3 million.

Financial Highlights for the Nine Months Ended March 31, 2017 (Year-to-Date Fiscal 2017)

  Revenues of $672.8 million, compared to $651.4 million for the first nine months of FY 2016.
  Operating income of $8.4 million compared to $13.4 million for the first nine months of FY 2016.
  Net income attributable to common stockholders of $6.9 million, compared to $10.0 million for the first nine months of FY 2016.
  Diluted net income attributable to common stockholders per share of $0.18, compared to $0.26 for the first nine months of FY 2016.

Non-GAAP Financial Highlights for the nine months ended March 31, 2017 (Year-to-Date Fiscal 2017) are as follows.

  Adjusted operating income of $23.0 million, compared to $27.2 million for the first nine months of FY 2016.
  Adjusted EBITDA of $79.3 million, compared to $77.8 million for the first nine months of FY 2016.

Liquidity

As of March 31, 2017, the Company had cash and cash equivalents of $194.7 million, a decrease of $19.3 million compared to the $214.0 million reported at June 30, 2016. This decrease is largely the result of normal seasonal trends. On a year over year basis, cash and cash equivalents decreased $4.8 million.

Comments from Management

“We continue to focus on improving the student and family learning experience through targeted investments in curriculum, platforms and programs,” said Stuart Udell, Chief Executive Officer. “The charges recorded this quarter stem from our ongoing effort to review our operations, and portfolio of assets, and look for ways to improve long term profitability for all the stakeholders we serve.” Udell added.

Capital Expenditures

Capital expenditures for the nine months ended March 31, 2017 were $33.2 million, a decrease of $7.8 million from the prior year’s first nine months, and was comprised of:

  $1.4 million for property and equipment,
  $19.4 million for capitalized software development, and
  $12.4 million for capitalized curriculum.

Revenue and Enrollment Data

Revenue

The Company’s revenues are generally in three categories -- Managed Public School Programs (where K12 provides substantially all management, technology and academic support services in addition to curriculum, learning systems and instructional services), Institutional (Non-managed Public School Programs – curriculum, technology and other educational services where K12 does not provide primary administrative oversight, and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which it charges student tuition and makes direct consumer sales) – The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended March 31,		Change 2017 / 2016		Nine Months Ended March 31,		Change 2017 / 2016
	2017	2016	$	%	2017	2016	$	%
	(In thousands, except percentages)

Managed Public School Programs	$187,418	$185,832	$1,586	0.9%	$554,353	$533,633	$20,720	3.9%

Institutional
Non-managed Public School Programs	16,031	13,145	2,886	22.0%	51,960	44,441	7,519	16.9%
Institutional Software & Services	10,234	10,645	(411)	-3.9%	38,968	36,134	2,834	7.8%
Total Institutional	26,265	23,790	2,475	10.4%	90,928	80,575	10,353	12.8%
Private Pay Schools and Other	8,850	11,718	(2,868)	-24.5%	27,480	37,173	(9,693)	-26.1%
Total	$222,533	$221,340	$1,193	0.5%	$672,761	$651,381	$21,380	3.3%

Enrollment Data

The following table sets forth average enrollment data for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended March 31,		2017 / 2016		Nine Months Ended March 31,		2017 / 2016
(in thousands)	2017	2016	Change	Change %	2017	2016	Change	Change %

Managed Public School Programs (1,2)	103.8	104.6	(0.8)	-0.8%	105.5	104.2	1.3	1.2%
Non-managed Public School Programs (1)	29.3	26.8	2.5	9.3%	28.8	27.3	1.5	5.5%

(1)

If a school changes from a Managed Public School Program to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.

(2)	Managed Public School Programs may include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2017/ 2016		March 31,		2017 / 2016
	2017	2016	$	%	2017	2016	$	%
Managed Public School Programs	$1,806	$1,777	$29	1.6%	$5,255	$5,121	$134	2.6%
Non-managed Public School Programs	547	490	57	11.6%	1,804	1,628	176	10.8%

Outlook

The Company is forecasting the following for the fourth quarter, fiscal 2017:

  Revenue in the range of $215 million to $220 million.
  Operating income in the range of $3 million to $6 million.
  Capital expenditures of $14 million to $18 million.
  Adjusted operating income of $7 million to $10 million.

Please note the following:

(1)	Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
(2)	In fiscal 2016, the Company introduced new performance-based stock compensation awards as part of a long-term incentive plan which has the potential to be partially earned in the fourth quarter of this year if certain performance metrics are achieved. In that event, higher levels of stock based compensation would result in the quarter.
(3)	The reconciliation between the outlook for income from operations and adjusted income from operations is as follows.

	Three Months Ended June 30, 2017
	(In millions)
Operating income	$3.0	$6.0
Stock-based compensation expense	$4.0	$4.0
Adjusted operating income	$7.0	$10.0

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; entry of new competitors with superior competitive technologies and lower prices; disruptions to our Internet-based learning and delivery systems resulting from cyber-attacks; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of March 31, 2017, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its third quarter fiscal year 2017 financial results during a conference call scheduled for Thursday, April 27, 2017 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=123655. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on April 27, 2017 at 8:00 p.m. ET through May 27, 2017 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13658478. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=123655 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three and nine months ended March 31, 2017, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Form 10-Q for the quarter ended March 31, 2017, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	June 30, 2016
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$194,708	$213,989
Accounts receivable, net of allowance of $14,475 and $10,813 at March 31, 2017 and June 30, 2016, respectively	225,784	169,554
Inventories, net	18,789	30,631
Prepaid expenses	15,448	9,634
Other current assets	24,828	22,047
Total current assets	479,557	445,855
Property and equipment, net	25,976	28,447
Capitalized software, net	64,231	70,055
Capitalized curriculum development costs, net	60,960	63,367
Intangible assets, net	20,948	23,102
Goodwill	87,285	87,285
Deposits and other assets	6,459	15,944
Total assets	$745,416	$734,055
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$13,267	$13,210
Accounts payable	16,105	25,919
Accrued liabilities	17,822	26,877
Accrued compensation and benefits	25,118	31,042
Deferred revenue	50,797	25,964
Total current liabilities	123,109	123,012
Capital lease obligations, net of current portion	11,955	9,922
Deferred rent, net of current portion	4,365	6,661
Deferred tax liability	22,356	18,458
Other long-term liabilities	10,950	9,780
Total liabilities	172,735	167,833
Redeemable noncontrolling interest	700	7,502
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 44,061,275 and 43,184,068 shares issued and 40,558,677 and 39,681,470 shares outstanding at March 31, 2017 and June 30, 2016, respectively	4	4
Additional paid-in capital	681,434	675,436
Accumulated other comprehensive income (loss)	36	(293)
Accumulated deficit	(34,493)	(41,427)
Treasury stock of 3,502,598 shares at cost at March 31, 2017 and June 30, 2016	(75,000)	(75,000)
Total stockholders’ equity	571,981	558,720
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$745,416	$734,055

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
	(In thousands except share and per share data)
Revenues	$222,533	$221,340	$672,761	$651,381
Cost and expenses
Instructional costs and services	136,431	134,755	418,072	403,374
Selling, administrative, and other operating expenses	69,828	64,888	236,826	225,598
Product development expenses	3,511	2,563	9,446	9,004
Total costs and expenses	209,770	202,206	664,344	637,976
Income from operations	12,763	19,134	8,417	13,405
Interest income (expense), net	641	(101)	1,247	(596)
Income before income taxes and noncontrolling interest	13,404	19,033	9,664	12,809
Income tax expense	(4,522)	(5,368)	(3,520)	(3,924)
Net income	8,882	13,665	6,144	8,885
Add net loss attributable to noncontrolling interest	233	608	790	1,133
Net income attributable to common stockholders	$9,115	$14,273	$6,934	$10,018
Net income attributable to common stockholders per share
Basic	$0.24	$0.38	$0.18	$0.27
Diluted	$0.23	$0.37	$0.18	$0.26
Weighted average shares used in computing per share amounts:
Basic	38,376,984	37,692,826	38,145,671	37,562,106
Diluted	39,328,127	38,999,871	38,956,081	38,559,204

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2017	2016
	(In thousands)
Cash flows from operating activities
Net income	$6,144	$8,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	56,325	50,622
Stock-based compensation expense	14,557	13,759
Excess tax benefit from stock-based compensation	(250)	(6)
Deferred income taxes	(259)	(552)
Provision for doubtful accounts	4,196	2,895
Provision for excess and obsolete inventory	395	543
Provision for student computer shrinkage and obsolescence	256	(422)
Impairment loss on other assets	586	—
Expensed computer peripherals	3,412	2,532
Changes in assets and liabilities:
Accounts receivable	(61,000)	(37,521)
Inventories	11,447	12,882
Prepaid expenses	(5,814)	(5,409)
Other current assets	(2,781)	79
Deposits and other assets	9,811	(159)
Accounts payable	(9,813)	(14,074)
Accrued liabilities	(7,608)	3,483
Accrued compensation and benefits	(5,922)	110
Deferred revenue	24,833	25,971
Deferred rent and other liabilities	(1,140)	(2,496)
Net cash provided by operating activities	37,375	61,122
Cash flows from investing activities
Purchase of property and equipment	(1,391)	(2,458)
Capitalized software development costs	(19,345)	(26,321)
Capitalized curriculum development costs	(12,427)	(12,206)
Purchase of noncontrolling interest	(9,134)	—
Net cash used in investing activities	(42,297)	(40,985)
Cash flows from financing activities
Repayments on capital lease obligations	(11,879)	(13,428)
Proceeds from exercise of stock options	1,518	14
Excess tax benefit from stock-based compensation	250	6
Repurchase of restricted stock for income tax withholding	(4,236)	(3,056)
Net cash used in financing activities	(14,347)	(16,464)
Effect of foreign exchange rate changes on cash and cash equivalents	(12)	(17)
Net change in cash and cash equivalents	(19,281)	3,656
Cash and cash equivalents, beginning of period	213,989	195,852
Cash and cash equivalents, end of period	$194,708	$199,508

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we have presented adjusted operating income (loss) and adjusted EBITDA. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as net income (loss) as adjusted for interest income (expense), net; income tax benefit (expense); non-controlling interest; stock-based compensation; and depreciation and amortization. Interest expense primarily consists of interest expense for capital leases and on customer receivables.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, and restricted stock units.

This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it is an indicator of performance with the removal of stock-based compensation which assists both investors and management in analyzing and benchmarking the performance and value of our business.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because it is both widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired.

Our management uses adjusted EBITDA and adjusted operating income (loss):

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry; and
  as consistent with lending covenants on our line of credit.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA, and adjusted operating income (loss) used by other companies. Although we use these non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure.

Adjusted EBITDA and adjusted operating income (loss) should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss, and earnings or loss per share prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
	(In thousands)
Net income attributable to common stockholders - K12 Inc.	$9,115	$14,273	$6,934	$10,018
Interest (income) expense, net	(641)	101	(1,247)	596
Income tax expense	4,522	5,368	3,520	3,924
Noncontrolling interest	(233)	(608)	(790)	(1,133)
Stock-based compensation expense	5,265	4,218	14,557	13,759
Adjusted operating income	18,028	23,352	22,974	27,164
Depreciation and amortization	19,950	17,586	56,325	50,622
Adjusted EBITDA	$37,978	$40,938	$79,299	$77,786

Appendix A

The following table is provided for reference only and is related to the new non-GAAP metrics provided in this release. The table sets forth adjusted EBITDA and adjusted operating income (loss) for the three months ended September 30, 2015; December 31, 2015; March 31, 2016; and June 30, 2016.

	Three Months Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016

Net income (loss) attributable to common stockholders - K12 Inc.	$(12,793)	$8,538	$14,273	$(982)
Interest (income) expense, net	305	190	101	21
Income tax (benefit) expense	(8,097)	6,653	5,368	822
Noncontrolling interest	129	(654)	(608)	649
Stock-based compensation expense	4,587	4,954	4,218	4,858
Adjusted operating income (loss)	(15,869)	19,681	23,352	5,368
Depreciation and amortization	16,565	16,470	17,586	17,603
Adjusted EBITDA	$696	$36,151	$40,938	$22,971

Appendix B

The following tables, for the three months ended March 31, 2017, are provided as reference only and are related to the $11.4 million charges incurred in the third quarter of FY 2017.

	Three Months Ended March 31, 2017
	Reported Results	Specific Q3 Charges	Results Excluding Charges	Reported Results	Results Excluding Charges
	(In thousands, except percentages)			(% of Revenues)

Revenues	$222,533	$—	$222,533	100.0%	100.0%
Cost and expenses
Instructional costs and services	136,431	(50)	136,381	61.3	61.3
Selling, administrative, and other operating expenses	69,828	(11,398)	58,430	31.4	26.3
Product development expenses	3,511	—	3,511	1.6	1.6
Total costs and expenses	209,770	(11,448)	198,322	94.3	89.1
Income from operations	12,763	11,448	24,211	5.7	10.9
Interest income (expense), net	641	—	641	0.3	0.3
Income before income taxes and noncontrolling interest	13,404	11,448	24,852	6.0	11.2
Income tax expense	(4,522)	(4,039)	(8,561)	(2.0)	(3.8)
Net income	8,882	7,409	16,291	4.0	7.3
Add net loss attributable to noncontrolling interest	233	—	233	0.1	0.1
Net income attributable to common stockholders	$9,115	$7,409	$16,524	4.1%	7.4%

Net income attributable to common stockholders per share
Basic	$0.24	$0.19	$0.43
Diluted	$0.23	$0.19	$0.42
Weighted average shares used in computing per share amounts:
Basic	38,376,984	—	38,376,984
Diluted	39,328,127	—	39,328,127

Three Months Ended March 31,
2017
(In thousands)
Net income attributable to common stockholders - K12 Inc.	$9,115
Interest (income), net	(641)
Income tax expense	4,522
Noncontrolling interest	(233)
Stock-based compensation expense	4,501
Specific Q3 charges:
Facility exit charges	5,521
Severance	2,266
Bad debt reserves	3,661
Adjusted operating income	28,712
Depreciation and amortization	18,552
Adjusted EBITDA	$47,264

About K12 Inc.

K12 Inc. (NYSE: LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12’s award-winning curriculum serves over 2,000 schools and school districts and has delivered more than four million courses over the past decade. K12 is a company consisting of thousands of online school educators providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered through K12 partner public schools in 33 states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT:
K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
VP Finance
mkraft@k12.com